CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Forward Funds, Inc.:

As independent public accountants, we hereby consent to all references to our Firm included in or made part of this registration statement amendment.



                                             ARTHUR ANDERSEN LLP


San Francisco, California
September 15, 1998